UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 10, 2016

NantKwest, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 633-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements of a Related Audit Report of Completed Interim Review.

Non-Reliance on Financial Statements for the interim periods ended June 30, 2015 and September 30, 2015.

On March 10, 2016, the Audit Committee of the Board of Directors (the “Audit Committee”) of NantKwest, Inc. (the “Company”) concluded, after discussion with management and Mayer Hoffman McCann P.C., the Company’s independent registered public accounting firm, that the interim financial statements contained in the Company’s quarterly reports on Form 10-Q for the quarters ended June 30, 2015 and September 30, 2015 should no longer be relied upon due to the combined effect of financial statement errors primarily attributable to certain stock-based awards to the Company’s Chief Executive Officer and Executive Chairman and build-to-suit lease accounting related to one of its research and development and Good Manufacturing Practices (GMP) facilities. Specifically, errors resulted from the modification of the performance-based vesting criteria to a combination of performance-based and services-based vesting criteria of a warrant subsequent to the grant date and the value of non-cash, stock-based compensation expense recorded by the Company for the quarters ended June 30, 2015 and September 30, 2015. The error related to the use of build-to-suit lease accounting, which resulted from the Company’s involvement in the construction of structural improvements to the leased facility space and therefore, was deemed the owner, for accounting purposes, of the construction project having a non-cash impact for the quarters ending June 30, 2015 and September 30, 2015.

Management has determined that the errors described above were the result of a material weakness in the Company’s internal control over financial reporting. Specifically, the material weakness, as disclosed in previous filings, is a result of inadequate staffing levels, resulting in insufficient time spent on review and approval of certain information used to prepare our financial statements and the maintenance of effective controls to adequately monitor and review significant transactions for financial statement completeness and accuracy. Management is continuing to assess the effect of the restatement on the Company’s internal control over financial reporting and disclosure controls and procedures and expects to report its conclusions regarding these matters in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “2015 Form 10-K”).

The Company intends to file restated interim financial statements for the quarters ended June 30, 2015 and September 30, 2015, previously filed by the Company in its Quarterly Reports on Form 10-Q for the same periods, in the Company’s 2015 Form 10-K. The Company intends to restate the 2015 interim financial statements noted above in its 2016 quarterly reports as necessary. Based on the information regarding the affected periods in 2015 that the Company intends to include in its 2015 Form 10-K, the Company does not intend to file amendments to its quarterly reports on Form 10-Q for such periods at this time.

At this time, the Company expects to complete its review and procedures regarding the matters described above and will file the 2015 Form 10-K no later than its filing deadline of March 30, 2016. However, there can be no assurance that the process will be completed at that time, or that no additional adjustments will be identified.

The Audit Committee has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02(a) with Mayer Hoffman McCann P.C., the Company’s independent registered public accounting firm.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, without limitation, statements regarding the expected impact of identified errors on the Company’s previously issued interim financial statements, the manner in which the Company will effect the restatements of such financial statements in its filings with the Securities and Exchange Commission (the “SEC”) and the anticipated timing of the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “seeks,” “estimates,” “expects,” “intends,” “should,” “plans,” “potential,” “predicts” or the like. Such statements reflect the Company’s current intent, belief and expectations and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that may cause future results to differ materially from our current expectations include risks that the completion and filing of the SEC Filings will take longer than anticipated, and that prior to making the SEC Filings the Company will identify additional issues or considerations that relate to such filings, such as additional errors in the

Company’s accounting practices that would require adjustments to the Company’s previously issued financial statements. Factors that may cause future results to differ materially from our current expectations also include those identified in the Company’s Final Prospectus, dated July 27, 2015, filed pursuant to Rule 424(b)(4), and other reports the Company has filed with the SEC. There can be no assurance that the final impact of the restatement and the effect of the changes in our accounting practices will not differ materially from our expectations as described herein or that any other information set forth herein regarding the restatement will not change materially before we complete the filing of our restated consolidated financial statements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NANTKWEST, INC.

Date: March 11, 2016	By:	/s/ Richard J. Tajak
Richard J. Tajak Interim Chief Financial Officer